UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)     On April 26, 2005, H. Eddy Dupuis, the Vice President, Chief Financial Officer, Secretary, and Treasurer of Offshore Logistics, Inc., resigned as an officer and employee of the Company and the employment of Drury A. Milke, Executive Vice President — North America of Offshore Logistics, Inc. and President of Air Logistics, LLC, was terminated. These actions arose in connection with the previously-announced Audit Committee review of certain payments made in a foreign country. The review of these payments, which is being conducted with the assistance of outside counsel, has been expanded to cover other arrangements in foreign countries.

As previously disclosed in the Offshore Logistics, Inc. Form 10-Q for the quarter ended December 31, 2004, Offshore Logistics, Inc. voluntarily advised the staff of the U.S. Securities and Exchange Commission ("SEC") of the Audit Committee's review (which is ongoing) and the SEC has initiated an investigation. Additional information is included in the Form 10-Q regarding these matters and potential outcomes.

Item 7.01. Regulation FD Disclosure.

On April 26, 2005, Offshore Logistics, Inc. issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.

Item 8.01. Other Events.

In a press release issued on April 26, 2005, Offshore Logistics, Inc. announced, among other things, the matters disclosed under Item 5.02(b) of this Report as well as that Offshore Logistics, Inc. anticipates that the filing of its Annual Report on Form 10-K for its fiscal year ended March 31, 2005 may be delayed.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 26, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ William E. Chiles —————————————— William E. Chiles Chief Executive Officer